Exhibit 4.1

ATLANTIC POWER CORPORATION

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FIFTH SUPPLEMENTAL INDENTURE

TO TRUST INDENTURE DATED DECEMBER 17, 2009

PROVIDING FOR THE ISSUE OF SERIES D EXTENDIBLE CONVERTIBLE

UNSECURED SUBORDINATED DEBENTURES

DATED AS OF DECEMBER 11, 2012

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Interpretation	2
1.2	Additional Definitions	2
1.3	Headings Etc.	4
1.4	Day not a Business Day	4
1.5	Applicable Law	4
1.6	Monetary References	5
1.7	Invalidity/Severability	5
1.8	Time of Essence	5
1.9	Language	5
1.10	Successors and Assigns	5
1.11	Benefits of Supplemental Indenture	5
ARTICLE 2 TERMS OF SERIES D DEBENTURES		6
2.1	Terms of Series D Debentures	6
2.2	Delivery	17
2.3	Legends and Certification	18
ARTICLE 3 CONFIRMATION OF TRUST INDENTURE		18
3.1	Confirmation of Trust Indenture	18
ARTICLE 4 ACCEPTANCE OF TRUST BY DEBENTURE TRUSTEE		18
4.1	Acceptance of Trust	18
ARTICLE 5 EXECUTION AND FORMAL DATE		18
5.1	Execution	18
5.2	Formal Date	18
ARTICLE 6 MISCELLANEOUS		19
6.1	The Debenture Trustee	19
6.2	Representations of the Company	19
SCHEDULE “A” FORM OF SERIES D DEBENTURES
SCHEDULE “B” FORM OF REDEMPTION NOTICE
SCHEDULE “C” FORM OF MATURITY NOTICE
SCHEDULE “D” FORM OF NOTICE OF CONVERSION
SCHEDULE “E” FORM OF NOTICE OF PUT EXERCISE

i

ATLANTIC POWER CORPORATION
6.00% SERIES D EXTENDIBLE CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE 2019

FIFTH SUPPLEMENTAL INDENTURE

This Fifth Supplemental Indenture is made as of the 11th day of December, 2012.

B E T W E E N:

ATLANTIC POWER CORPORATION, a corporation continued under the laws of the Province of British Columbia

(the “Company”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all of the provinces and territories of Canada

(the “Canadian Trustee”)

- and -

COMPUTERSHARE TRUST COMPANY, N.A., a trust company authorized to carry on business in the United States

(the “U.S. Trustee”)

WHEREAS:

A.                                    By a trust indenture made as of December 17, 2009 between the Company and the Canadian Trustee (the “Original Indenture”), provision was made for the issuance of Debentures (as defined below) in one or more series, unlimited as to aggregate principal amount but issuable only upon and subject to the conditions and limitations therein set forth;

B.                                    The Company, the Canadian Trustee and the U.S. Trustee entered into a fourth supplemental indenture dated as of November 29, 2012 (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Trust Indenture”) to provide for the appointment of the U.S. Trustee as an additional trustee of any such series of Debentures to be created and issued thereafter pursuant to the terms of the Trust Indenture;

C.                                    Pursuant to an underwriting agreement dated December 3, 2012 (the “Underwriting Agreement”) among the Company, TD Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., National Bank Financial Inc., Scotia Capital Inc., Desjardins Securities Inc. and Macquarie Capital Markets Canada Ltd., the

Company has agreed to create and issue pursuant to the Trust Indenture and this fifth supplemental indenture to the Trust Indenture (the “Supplemental Indenture”), a series of debentures in aggregate principal amount of C$100 million to be designated as the “6.00% Series D Extendible Convertible Unsecured Subordinated Debentures due 2019” (the “Series D Debentures”);

D.                                    When certified by the Debenture Trustee (as defined below) and issued as provided in this Supplemental Indenture, all necessary steps in relation to the Company will have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Series D Debentures proposed to be issued hereunder legal, valid and binding on the Company in accordance with the laws relating to the Company;

E.                                     This Supplemental Indenture is hereinafter sometimes referred to as the “Fifth Supplemental Indenture”; and

F.                                      The foregoing recitals are made as representations and statements of fact by the Company and not by the Debenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1                               Interpretation

This Fifth Supplemental Indenture is supplemental to the Trust Indenture and shall be read in conjunction therewith.  Except only insofar as the Trust Indenture may be inconsistent with the express provisions of this Fifth Supplemental Indenture, in which case the terms of this Fifth Supplemental Indenture shall govern and supersede those contained in the Trust Indenture only to the extent of such inconsistency, this Fifth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Trust Indenture and this Fifth Supplemental Indenture were contained in one instrument.  The expressions used in this Fifth Supplemental Indenture and in the Series D Debentures that are defined in the Trust Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Trust Indenture and the interpretation provisions of Section 1.3 of the Trust Indenture shall apply to the Fifth Supplemental Indenture mutatis mutandis.  Unless otherwise stated, any reference in this Fifth Supplemental Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, this Fifth Supplemental Indenture.

1.2                               Additional Definitions

In this Fifth Supplemental Indenture and in the Series D Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

“2012 Offering” means the public offering under a Canadian prospectus supplement dated December 3, 2012 to the Canadian short form base shelf prospectus dated August 17, 2012 and a

U.S. prospectus supplement dated December 3, 2012 to a U.S. shelf prospectus dated August 8, 2012 of C$100 million aggregate principal amount of Series D Debentures.

“Acquisition Closing” means the closing and completion of the Ridgeline Acquisition.

“Applicable Period” means for each regular cash dividend or distribution, the period announced by the Company, in respect of which such dividend or distribution is payable.  As of the date hereof, the Applicable Period is one month.  If, however, the Company announces a regular quarterly, semi-annual or annual dividend or distribution, then the Applicable Period will be deemed to be the related quarterly, semi-annual or annual period.

“Atlantic Ridgeline” means Atlantic Ridgeline Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

“Current Market Price” means the volume weighted average price of the Common Shares on the TSX for the 20 consecutive trading days ending on the fifth trading day preceding the date of applicable event (or, if not listed thereon, on such stock exchange on which Common Shares are listed or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market) or, if there is no market, fair value as determined by an independent financial advisor.

“Debenture Trustee” means the Canadian Trustee or the U.S. Trustee, or both (the Canadian Trustee and the U.S. Trustee may share the rights, powers, duties and obligations conferred or imposed upon them by the Trust Indenture, except where explicitly noted or where the Trust Indenture Act mandates the U.S. Trustee to act).

“Final Maturity Date” means December 31, 2019.

“Initial Dividend Threshold” means C$0.09583 per Common Share in respect of a monthly Applicable Period, and proportionately adjusted in the case of an Applicable Period that is not one month (which would be C$0.28749 per Common Share for a quarterly dividend or distribution, C$0.57498 per Common Share for a semi-annual dividend or distribution or C$1.14996 per Common Share for an annual dividend or distribution).

“Initial Maturity Date” means March 31, 2013.

“Maturity Date” means the date on which the Series D Debentures mature and are repayable, which will be either the Initial Maturity Date or the Final Maturity Date, as provided herein.

“MI 62-104” means Multilateral Instrument 62-104 — Take-Over Bids and Issuer Bids.

“NYSE” means the New York Stock Exchange.

“Ridgeline” means Ridgeline Energy Holdings, Inc.

“Ridgeline Acquisition” means the acquisition by Atlantic Ridgeline of all of the issued and outstanding shares in the capital of Ridgeline.

“Stock Purchase Agreement” means the stock purchase agreement dated as of November 15, 2012 among Atlantic Ridgeline, Eolfi S.A. and Veolia Environnement S.A., as amended.

“Termination Date” means the date of occurrence of the earliest of (i) the Acquisition Closing not occurring on or before 5:00 p.m. (Toronto time) on the Initial Maturity Date; (ii) the Stock Purchase Agreement being terminated; and (iii) the Company advising the Underwriters or announcing to the public that it does not intend to proceed with the Ridgeline Acquisition.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended.

“Underwriters” means, collectively, TD Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc., RBC Dominion Securities Inc., National Bank Financial Inc., Scotia Capital Inc., Desjardins Securities Inc. and Macquarie Capital Markets Canada Ltd.

1.3                               Headings Etc.

The division of this Fifth Supplemental Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Fifth Supplemental Indenture or of the Series D Debentures.

1.4                               Day not a Business Day

In the event that any day on which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5                               Applicable Law

This Fifth Supplemental Indenture and the Series D Debentures shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts; provided that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York.  The Company hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.  This Fifth Supplemental Indenture shall also incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act, which, for greater certainty, shall include the provisions of section 315 of the Trust Indenture Act (except for the optional provision of section 315b of the Trust Indenture Act allowing a trustee to withhold notice of a default).  If any provision of this Fifth Supplemental Indenture or the Series D Debentures limits, qualifies or conflicts with another provision hereof that is required to be included in this Fifth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision of the Trust Indenture Act shall prevail but only to the extent of such limitation, qualification or conflict.  For greater certainty, notwithstanding the foregoing, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.

1.6                               Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7                               Invalidity/Severability

In case any provision in this Supplemental Indenture or in the Series D Debentures shall be invalid, illegal, prohibited or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and shall be ineffective only to the extent of such prohibition or unenforceability.  The validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.8                               Time of Essence

Time shall be of the essence of this Supplemental Indenture.

1.9                               Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Supplemental Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule “A”, be drawn up in the English language only.

Les parties aux présents reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le formulaire de débenture joint aux présents à titre d’annexe  “A”, soient rédigés en langue anglaise seulement.

1.10                        Successors and Assigns

All covenants and agreements in this Supplemental Indenture by the Company shall bind its respective successors and assigns, whether expressed or not. All covenants and agreements in this Supplemental Indenture by the Debenture Trustee shall bind its successors, whether expressed or not.

1.11                        Benefits of Supplemental Indenture

Nothing in this Fifth Supplemental Indenture or in the Series D Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Series D Debentures, the Senior Creditors (to the extent provided in Article 5 of the Trust Indenture only), and (to the extent provided in Section 8.11 of the Trust Indenture) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

ARTICLE 2
TERMS OF SERIES D DEBENTURES

2.1                               Terms of Series D Debentures

(a)                                 The Series D Debentures, being the fourth series of Debentures authorized under the Trust Indenture, as supplemented by this Fifth Supplemental Indenture, for issue, are limited to an aggregate principal amount of not more than C$100 million and shall be designated as “6.00% Series D Extendible Convertible Unsecured Subordinated Debentures due 2019”.

(b)                                 The Series D Debentures shall be dated as of the date hereof and shall mature on the Initial Maturity Date, provided, however, if the Acquisition Closing occurs on or prior to the Termination Date, the Maturity Date of the Series D Debentures shall be automatically extended from the Initial Maturity Date to the Final Maturity Date without any further act or formality on the part of the Company or the Debenture Trustee.  If the Acquisition Closing does not occur on or prior to the Termination Date, the Series D Debentures shall mature on the Initial Maturity Date.  If the Series D Debentures mature on the Initial Maturity Date, holders of such Series D Debentures shall receive, and the Company shall pay to such holders, on the third Business Day following the Initial Maturity Date, an amount equal in cash to the principal amount of the Series D Debentures plus accrued and unpaid interest thereon.  The Company shall provide prompt written notice to the Debenture Trustee of the Acquisition Closing or of the Termination Date.

(c)                                  The Series D Debentures shall bear interest from the date of issue at the rate of 6.00% per annum, payable semi-annually in arrears on the last day of June and December in each year (each, an “Interest Payment Date”) computed on the basis of a 360-day year composed of twelve 30-day months.  Unless the Series D Debentures mature on the Initial Maturity Date, the first such payment will fall due on June 30, 2013 or the earlier date of redemption or conversion and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Final Maturity Date or the earlier date of redemption or conversion of the Series D Debentures) will fall due on the Final Maturity Date or the earlier date of redemption or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually, computed on the basis of a 360-day year composed of twelve 30-day months.  For certainty, such first interest payment will include interest accrued and unpaid from and including December 11, 2012 up to, but excluding, June 30, 2013, which will be equal to C$33.3333 for each C$1,000 principal amount of the Series D Debentures (or C$3,333,330.00 on a total principal amount of C$100 million).

(d)                                       The Series D Debentures will be redeemable at the option of the Company in accordance with the terms of Article 4 of the Trust Indenture, provided that the Series D Debentures will not be redeemable prior to December 31, 2015 (except in certain limited circumstances following a Change of Control as defined in the

Trust Indenture).  On or after December 31, 2015 and prior to December 31, 2017, the Series D Debentures may be redeemed by the Company, in whole at any time or in part from time to time, on notice as provided for in Section 4.3 of the Trust Indenture, provided that the Current Market Price is not less than 125% of the Conversion Price at the time notice of redemption is given. On or after December 31, 2017 and prior to the Final Maturity Date, the Series D Debentures may be redeemed by the Company, in whole or in part from time to time, on notice as provided for in Section 4.3 of the Trust Indenture. In such circumstances, the Series D Debentures will be redeemable at a price equal to their principal amount plus accrued and unpaid interest.  The Redemption Notice for the Series D Debentures shall be substantially in the form of Schedule “B”.  In connection with the redemption of the Series D Debentures, the Company may, at its option and subject to the provisions of Section 4.6 of the Trust Indenture and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate Redemption Price of the Series D Debentures to be redeemed by issuing and delivering to the holders of such Series D Debentures, such number of Freely Tradeable Common Shares as is obtained by dividing the principal amount of the Series D Debentures which are to be redeemed by 95% of the Current Market Price on the Redemption Date. If the Company elects to exercise such option, it shall so specify and provide details in the Redemption Notice.

(e)                                  The Series D Debentures will be subordinated to the Senior Indebtedness in accordance with the provisions of Article 5 of the Trust Indenture.  In accordance with Section 2.12 of the Trust Indenture, the Series D Debentures and each other series of Debentures issued under the Original Indenture (as supplemented) and the Trust Indenture or under indentures supplemental to the Original Indenture (as supplemented) and the Trust Indenture, will rank pari passu with each other (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other present and future subordinated indebtedness and unsecured indebtedness of the Company, other than Senior Indebtedness.

(f)                                   Upon and subject to the provisions and conditions of Article 6 of the Trust Indenture, the holder of each Series D Debenture shall have the right, at such holder’s option, at any time prior to the close of business on the earlier of: (i) the Maturity Date; and (ii) the last Business Day immediately preceding the Redemption Date specified by the Company for redemption of the Series D Debentures by notice to the holders of Series D Debentures in accordance with Section 2.1(d) of this Supplemental Indenture and Section 4.3 of the Trust Indenture (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 of the Trust Indenture in respect of the Series D Debentures), to convert the whole or, in the case of a Series D Debenture of a denomination in excess of C$1,000, any part which is C$1,000 or an integral multiple thereof, of the principal amount of such Series D Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion.  To the extent a redemption is a redemption in part only of the Series D Debentures, such right to convert, if not exercised prior to the applicable Time of Expiry, shall survive as to any Series

D Debentures not redeemed or converted and be applicable to the next succeeding Time of Expiry.

(g)                                  The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Series D Debentures shall be equal to C$14.50 per Common Share being a conversion ratio of approximately 68.9655 Common Shares for each C$1,000 principal amount of Series D Debentures so converted. No adjustment to the Conversion Price will be made for dividends or distributions payable on Common Shares issuable upon conversion or for interest accrued or accruing on Series D Debentures surrendered for conversion.  Holders converting their Series D Debentures will receive interest which has accrued but not been paid from the date of the most recent Interest Payment Date on which interest was paid in full in accordance with this Supplemental Indenture to, but not including, the Date of Conversion. The Conversion Price applicable to, and the Common Shares, securities or other property receivable on the conversion of, the Series D Debentures is subject to adjustment pursuant to the provisions of paragraphs (a), (b), (c), (d) and (g) of Section 6.5 of the Trust Indenture and, in addition, from time to time, as set forth below:

(i)                  If any issuer bid (other than a normal course issuer bid made through the facilities of the TSX or the NYSE) made by the Company or any of its Subsidiaries for all or any portion of Common Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a fair market value (determined as provided below) that exceeds the Current Market Price per Common Share on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price in respect of the Series D Debentures shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (A) the denominator shall be the sum of (I) the fair market value of the aggregate consideration (the fair market value as determined by the Directors, subject to TSX or NYSE approval, if applicable, which determination shall be conclusive) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Common Shares”), and (II) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per Common Share on the Expiration Date; and (B) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares but excluding any Common Shares held in the treasury of the Company) at the

Expiration Time multiplied by the Current Market Price per Common Share on the Expiration Date, such adjustment to be effective immediately preceding the opening of business on the day following the Expiration Date.  In the event that the Company is obligated to purchase Common Shares pursuant to any such issuer bid, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any.  If the application of this clause (i) of Section 2.1(g) to any issuer bid would result in an increase in the Conversion Price, no adjustment shall be made for such issuer bid under this clause (i).

For purposes of this Section 2.1(g), the term “issuer bid” shall mean an issuer bid (other than an issuer bid which is exempt from the requirements of Part 2 of MI 62-104) under Applicable Securities Legislation or a take-over bid (other than a take-over bid which is exempt from the requirements of Part 2 of MI 62-104) under Applicable Securities Legislation by a Subsidiary of the Company for the Common Shares and all references to “purchases” of Common Shares in issuer bids (and all similar references) shall mean and include the purchase of Common Shares in issuer bids and all references to “tendered Common Shares” (and all similar references) shall mean and include Common Shares tendered in issuer bids.

(ii)               If and whenever at any time prior to the Time of Expiry the Company shall fix a record date for the payment of a regular cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares in respect of any Applicable Period that exceeds the Initial Dividend Threshold, the Conversion Price in respect of the Series D Debentures shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price per Common Share on such record date and of which the numerator shall be the Current Market Price per Common Share on such record date minus the amount in cash per Common Share distributed to holders of Common Shares in excess of the Initial Dividend Threshold.  Such adjustment shall be made successively whenever such a record date is fixed.  To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record had not been fixed.

The Initial Dividend Threshold will be adjusted in the same manner as the Conversion Price set forth under this Section 2.1(g), provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Price under clause (ii) of this Section 2.1(g).

(iii)            In any case in which this Section 2.1(g) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the holder of any Series D Debenture converted after such record date and before the occurrence of such event the additional Common Shares or other securities or property issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares or other securities or property upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares or other securities or property declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 2.1(g), have become the holder of record of such additional Common Shares pursuant to Section 6.4(b) of the Trust Indenture.

(iv)           The adjustments provided for in this Section 2.1(g) are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, dividends, distributions, issues or other events resulting in any adjustment under the provisions of this Section 2.1(g), provided that, notwithstanding any other provision of this Section 2.1(g), no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 2.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(v)              In the event of any question arising with respect to the adjustments provided in this Section 2.1(g), such question shall be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to the Debenture Trustee (who may be the auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, the Debenture Trustee, and the holders of Series D Debentures.

(vi)           In case the Company shall take any action, or any event shall occur, affecting the Common Shares other than action described in this Section 2.1(g), which in the opinion of the Directors, would materially affect the rights of Debentureholders, the Conversion Price and the Common Shares or other securities or property issuable or deliverable upon a conversion of Debentures, as applicable, shall be adjusted in such manner and at such time, by action of the Directors, subject to, as required, the prior written consent of the TSX (or, if the Debentures are not listed thereon, such other exchange on which the Debentures are then listed), as the Directors, in their sole discretion may determine to be equitable in the circumstances.

Failure of the Directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(vii)        Subject to, as required, the prior written consent of the TSX (or, if the Series D Debentures are not listed thereon, such other exchange on which the Series D Debentures are then listed), no adjustment in the Conversion Price shall be made in respect of any event described in paragraphs (a), (b) and (c) of Section 6.5 of the Trust Indenture or clauses (i) and (ii) of this Section 2.1(g), other than the events described in clauses (i) and (ii) of Section 6.5(a) of the Trust Indenture, if the holders of the Series D Debentures are entitled to participate in such event on the same terms mutatis mutandis as though and with the same effect as if they had converted their Series D Debentures prior to the effective date or record date, as the case may be, of such event.

(viii)     Except as stated above in this Section 2.1(g), no adjustment will be made in the Conversion Price for any Series D Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance.

(h)                                                         The Series D Debentures shall be issued in denominations of C$1,000 and integral multiples of C$1,000 and the Debenture Trustee is hereby appointed as registrar and transfer agent for the Series D Debentures.  Each Series D Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by the Trust Indenture and this Supplemental Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Trust Indenture and this Supplemental Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Directors or an Authorized Officer executing such Series D Debenture in accordance with Section 2.7 of the Trust Indenture, as conclusively evidenced by his or her execution of a Series D Debenture.  Each Series D Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve.  Notwithstanding the foregoing, a Series D Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Directors or as specified in a Certificate.  The Series D Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Series D Debentures shall be issued as one or more Global Debentures and the Global Debentures will be registered in the name of the Depository which, as of the date hereof, shall be CDS (or any nominee of the Depository).  No Beneficial Holder will receive definitive certificates representing its interest in Debentures except as provided in Section 3.2 of the Trust Indenture.  A Global

Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof as provided in Section 3.2 of the Trust Indenture.

(i)                                                             Upon and subject to the provisions and conditions of Article 10 of the Trust Indenture, and provided no Event of Default has occurred and is continuing, the Company may elect, from time to time, to raise funds to satisfy all or part of an Interest Obligation on the Series D Debentures on any Interest Payment Date (including, for greater certainty, following conversion or upon maturity or redemption) by delivering Common Shares to an agent, including the Debenture Trustee, for sale through the facilities of a registered broker/dealer.

(j)                                                            Subject to Applicable Securities Legislation and any required regulatory approval, upon the occurrence of a Change of Control and subject to the provisions and conditions of this Section 2.1(j) and Article 5 of the Trust Indenture, Debentureholders have a right to require the Company to purchase all of their Series D Debentures.  The terms and conditions of such right are set forth below.

(i)                  Upon the occurrence of a Change of Control, each holder of Series D Debentures shall have the right (the “Put Right”) to require the Company to purchase, on the date (the “Put Date”) which is 30 days following the date upon which the Debenture Trustee delivers a Change of Control Notice (as defined below) to the holders of Series D Debentures, all or any part of such holder’s Series D Debentures at a price equal to 100% of the principal amount thereof (the “Put Price”) plus accrued and unpaid interest, if any, on such Series D Debenture up to, but excluding, the Put Date (collectively, the “Total Put Price”).

(ii)               The Company will, as soon as practicable, and in any event no later than two Business Days after the occurrence of a Change of Control, give written notice to the Debenture Trustee of the Change of Control.  The Debenture Trustee will, as soon as practicable thereafter, and in any event no later than four Business Days after receiving notice from the Company of the Change of Control, provide written notice to the holders of Series D Debentures of the Change of Control (a “Change of Control Notice”).  The Change of Control Notice shall include a description of the Change of Control, details of the Debentureholders’ Put Right under the terms of the Trust Indenture and this Supplemental Indenture (including identifying the Put Date), a statement that each holder will be entitled to withdraw his election to require the Company to purchase if the Debenture Trustee receives, no later than the close of business on the third Business Day immediately preceding the Put Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of the Series D Debentures tendered for purchase and a statement that such holder is withdrawing his election to have the Series D Debentures purchased and a description of the rights of the Company to redeem untendered Series D Debentures in accordance with Section 2.1(j)(iv) hereof.

(iii)            To exercise the Put Right the Debentureholder must deliver to the Debenture Trustee, not less than five Business Days prior to the Put Date, written notice of the holder’s exercise of such right in the form attached as Schedule “E”.

(iv)           If 90% or more in aggregate principal amount of Series D Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Put Right on the Put Date, the Company shall have the right, upon written notice provided to the Debenture Trustee within 10 days following the Put Date, to redeem all the remaining outstanding Series D Debentures effective as of the Put Date at the Total Put Price (the “90% Redemption Right”).

(v)              Upon receipt of notice that the Company shall exercise the 90% Redemption Right and acquire the remaining Series D Debentures, the Debenture Trustee shall as soon as reasonably practicable provide written notice to all Debentureholders that did not previously exercise the Put Right that:

(A)                               the Company has exercised the 90% Redemption Right and will purchase all outstanding Series D Debentures effective as of the Put Date at the Total Put Price, including a calculation of such holder’s Total Put Price;

(B)                               each holder must transfer their Series D Debentures to the Debenture Trustee on the same terms as those holders that exercised the Put Right and must send their respective Series D Debentures, duly endorsed for transfer, to the Debenture Trustee within 10 days after the sending of such notice and the Depository shall make notations on the Global Debenture of the principal amount thereof so transferred; and

(C)                               the rights of such holder under the terms of the Series D Debentures, the Trust Indenture and this Supplemental Indenture shall cease to be effective as of the Put Date provided the Company has paid the Total Put Price to, or to the order of, the Debenture Trustee and thereafter the Series D Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder’s Total Put Price upon surrender and delivery of such holder’s Series D Debentures in accordance with the Trust Indenture and this Supplemental Indenture.

(vi)           The Company shall, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Put Date, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, such sums of money as may be sufficient to pay the Total Put Price of the Series D Debentures to be purchased or redeemed by the Company on the Put Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque or wire transfer for such amounts required under this Section 2.1(j)(vi).  The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses that may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be.  Every such deposit shall be irrevocable.  From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Series D Debentures, the Total Put Price to which they are entitled (less any tax required by law to be deducted in respect of accrued and unpaid interest) on the Company’s purchase or redemption.

(vii)        In the event that one or more of such Series D Debentures being purchased in accordance with this Section 2.1(j) becomes subject to purchase in part only, upon surrender of such Series D Debentures for payment of the Total Put Price, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased.

(viii)     Series D Debentures for which holders have exercised the Put Right and Series D Debentures which the Company has elected to redeem in accordance with the 90% Redemption Right shall become due and payable at the Total Put Price on the Put Date, in the same manner and with the same effect as if it were the date of maturity specified in such Series D Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Put Date, if the money necessary to purchase or redeem the Series D Debentures shall have been deposited as provided in this Section 2.1(j) and affidavits or other proofs satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Series D Debentures shall cease.  If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

(ix)           In case the holder of any Series D Debenture to be purchased or redeemed in accordance with this Section 2.1(j) shall fail on or before the Put Date to surrender such holder’s Series D Debenture or shall not within such time accept payment of the money payable; or give such receipt therefor, if any, as the Debenture Trustee may require, such monies may be set aside in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Series D Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery up of such holder’s Series D Debenture, of the Total Put Price.  In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of the Total Put Price shall remain so deposited for a period of six years from the Put Date, then such monies shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Company and the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(x)              Subject to the provisions above related to Series D Debentures purchased in part, all Series D Debentures redeemed and paid under this Section 2.1(j) shall forthwith be delivered to the Debenture Trustee and cancelled and no Series D Debentures shall be issued in substitution therefor.

(k)                                In addition to the requirements of Section 2.1(j) in respect of a Change of Control, the following provisions shall apply in respect of the occurrence of a Cash Change of Control:

(i)                  In the event of the occurrence of a Cash Change of Control, then subject to regulatory approval, during the period (the “Cash Change of Control Conversion Period”) beginning 10 trading days before the anticipated effective date of the Change of Control (the “Effective Date”) and ending on the date that is 30 days after the Change of Control Notice and Change of Control Purchase Offer are delivered or mailed to holders of Series D Debentures in accordance with Section 2.1(j), holders of Series D Debentures will be entitled to convert their Series D Debentures, in whole or in part, and receive, in addition to the number of Common Shares (or cash or other property or securities in substitution therefor) that such holders are entitled to receive upon such conversion in accordance with the provisions and conditions of Section 2.1(f) of this Fifth Supplemental Indenture, as adjusted by Article 6 of the Trust Indenture and Section 2.1(g) hereof, an additional number of Common Shares (or cash or other property or securities in substitution therefor) per C$1,000 principal amount of Series D Debentures converted as set forth below (the “Make Whole Premium”).

(ii)               The number of additional Common Shares (or cash or other property or securities in substitution therefor) per C$1,000 principal amount of Series D Debentures constituting the Make Whole Premium (the “Make Whole Premium Shares”) shall be determined by reference to the table following subsection (iii) below, based on the actual Effective Date and the price (the “Stock Price”) paid per Common Share in the transaction constituting the Change of Control. If holders of Common Shares receive only cash in the transaction constituting the Change of Control, the Stock Price shall be the cash amount paid per Common Share. Otherwise, the Stock Price shall be equal to the Current Market Price of the Common Shares immediately preceding the actual Effective Date of such transaction. Notwithstanding the foregoing, in no circumstances can the effective Conversion Price (calculated by dividing C$1,000 by the number of Common Shares issuable upon conversion, including the maximum number of Make Whole Premium Shares hereunder) be less than the maximum permitted discounted price permitted by the TSX at the time of announcement of the 2012 Offering (estimated by the Company to be C$10.03), prior to any adjustments that may be made to the Stock Price to correspond to an adjustment to the Conversion Price under the Trust Indenture or this Fifth Supplemental Indenture.

(iii)            The following table shows the number of Make Whole Premium Shares for each hypothetical Stock Price and Effective Date set forth below, expressed as additional Common Shares per C$1,000 principal amount of the Series D Debentures. For the avoidance of doubt, the Company shall not be obliged to pay the Make Whole Premium otherwise than by issuance of Common Shares (or cash or other property or securities in substitution therefor) upon conversion of the Series D Debentures in accordance with the provisions and conditions of Sections 2.1(f) and 2.1(g) of this Fifth Supplemental Indenture and Article 6 of the Trust Indenture. If the Stock Price or Effective Date are not set forth on the table then: (i) if the actual Stock Price on the Effective Date is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Make Whole Premium Shares will be determined by a straight-line interpolation between the amounts set forth for the two Stock Prices and the two Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Effective Date exceeds C$30.00 per Common Share, subject to adjustment as set forth herein, the number of Make Whole Premium Shares to be issued will be zero, and (iii) if the Stock Price on the Effective Date is less than C$11.61 per Common Share, subject to adjustment as set forth herein, the number of Make Whole Premium Shares to be issued will be zero.

Make Whole Premium Upon a Cash Change of Control
(Number of Additional Common Shares per C$1,000 Series D Debenture)

		Stock Price (C$)
Effective Date	11.61	12.00	13.00	14.00	15.00	16.00	17.00	18.00	19.00	20.00	25.00	30.00
December 11, 2012	17.1671	15.2720	11.2979	8.3600	6.1291	4.4830	3.3053	2.4149	1.7422	1.2667	0.2648	0.0947
December 30, 2013	17.1671	15.2722	11.1853	8.1779	5.8906	4.2204	3.0519	2.1729	1.5257	1.0835	0.2474	0.1392
December 30, 2014	17.1671	15.1112	10.8727	7.7705	5.4032	3.7008	2.5521	1.6949	1.1038	0.7267	0.1755	0.1330
December 30, 2015	17.1671	14.7891	10.3653	7.1526	4.6622	2.8331	1.6129	0.7121	0.3397	0.2239	0.1592	0.1327
December 30, 2016	17.1671	14.1410	9.4113	6.1001	3.6632	2.0594	1.1191	0.5207	—	—	—	—
December 30, 2017	17.1671	13.3746	7.5194	3.3220	0.9073	0.3196	0.2412	0.2216	—	—	—	—

(iv)           The Stock Prices set forth in the first row of table above will be adjusted as of any date on which the Conversion Price of the Series D Debentures is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately preceding such adjustment multiplied by a fraction, the denominator of which is the Conversion Price immediately preceding the adjustment giving rise to the Stock Price adjustment and the numerator of which is the Conversion Price as so adjusted. The number of additional Make Whole Premium Shares set forth in the table above will be adjusted in the same manner as the number of conversion shares issuable upon an adjustment of the Conversion Price as set forth in Section 2.1(g) of this Supplemental Indenture, other than as a result of an adjustment of the Conversion Price by adding the Make Whole Premium as described above.

(v)              Notwithstanding the foregoing, if the Date of Conversion of any Series D Debentures occurs during the period beginning on the 10th trading day prior to the Effective Date and ending at the close of business on the actual Effective Date, the holders of such Series D Debentures shall, on conversion of their Series D Debentures, only be entitled to receive that number of Make Whole Premium Shares (as may be adjusted pursuant to Section 2.1(g) of this Supplemental Indenture) on the Business Day immediately following the actual Effective Date and, for greater certainty, only if the Change of Control occurs.

(vi)           The Make Whole Premium Shares shall be deemed to have been issued to a holder of Series D Debentures who exercises conversion rights on or prior to the Effective Date upon conversion of Series D Debentures on the Business Day immediately following the Effective Date. Section 2.1(g) of this Supplemental Indenture shall apply to such conversion and, for greater certainty, the former holders of Series D Debentures in respect of which the Make Whole Premium Shares are issuable shall be entitled to receive and shall accept, in lieu of the Make Whole Premium Shares, the number of shares or other securities or cash or other property of the Company or of the Person or other entity resulting from the transaction that constitutes the Cash Change of Control that such holders would have been entitled to receive if such holders had been the registered holders of the applicable number of Make Whole Premium Shares on the Effective Date.

(vii)   Except as otherwise provided in Section 2.1(j), all other provisions of this Fifth Supplemental Indenture and the Trust Indenture applicable to a conversion of Series D Debentures shall apply to a conversion of Series D Debentures during the Cash Change of Control Conversion Period.

(l)                                     The Debenture Trustee shall be provided with the documents and instruments referred to in Sections 2.5(b), (c) and (d) of the Trust Indenture with respect to the Series D Debentures prior to the issuance of the Series D Debentures.

2.2                               Delivery

The Series D Debentures shall be executed by the Company and delivered to the Debenture Trustee accompanied by the documentation contemplated in Section 2.5 of the Trust Indenture.

2.3                               Legends and Certification

The Series D Debentures shall contain the legend as set out in Schedule “A” and the Debenture Trustee’s certificate of authentication shall be in the form annexed to that Schedule “A”.

ARTICLE 3
CONFIRMATION OF TRUST INDENTURE

3.1                               Confirmation of Trust Indenture

The Trust Indenture, as supplemented by a first supplemental indenture dated as of October 20, 2010 between the Company and the Canadian Trustee, as further supplemented by a second supplemental indenture dated as of July 5, 2012 between the Company and the Canadian Trustee, as further supplemented by a third supplemental indenture dated as of August 17, 2012 between the Company and the Canadian Trustee, as further supplemented by the Fourth Supplemental Indenture, and as further supplemented by this Fifth Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed.

ARTICLE 4
ACCEPTANCE OF TRUST BY DEBENTURE TRUSTEE

4.1                               Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Supplemental Indenture and in the Trust Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

ARTICLE 5
EXECUTION AND FORMAL DATE

5.1                               Execution

This Fifth Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

5.2                               Formal Date

For the purpose of convenience this Fifth Supplemental Indenture may be referred to as bearing the formal date of December 11, 2012 irrespective of the actual date of execution hereof.

ARTICLE 6
MISCELLANEOUS

6.1                               The Debenture Trustee

Neither the Canadian Trustee nor the U.S. Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

6.2                               Representations of the Company

The Company represents and warrants to the Canadian Trustee and the U.S. Trustee that it has full authority to enter into this Fifth Supplemental Indenture upon the terms and conditions hereof and that the individual executing this Fifth Supplemental Indenture on its behalf has the requisite authority to bind the Company to this Fifth Supplemental Indenture, and that this Fifth Supplemental Indenture constitutes a binding obligation of the Company enforceable in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Fifth Supplemental Indenture by the hands of their proper officers.

ATLANTIC POWER CORPORATION

By:	“Barry Welch”
	Name:	Barry Welch
	Title:	Chief Executive Officer and President

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	“Soheil Kafai”
	Name:	Soheil Kafai
	Title:	Corporate Trust Officer

By:	“Patricia Wakelin”
	Name:	Patricia Wakelin
	Title:	Corporate Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	“John M. Wahl”
	Name:	John M. Wahl
	Title:	Corporate Trust Officer

By:	“Rose Stroud”
	Name:	Rose Stroud
	Title:	Trust Officer

Fifth Supplemental Indenture

SCHEDULE “A”

TO THE FIFTH SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 BETWEEN

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

- and -

COMPUTERSHARE TRUST COMPANY, N.A.

Form of Debenture

SCHEDULE “A”

FORM OF GLOBAL DEBENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ATLANTIC POWER CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

Certificate No. •

CUSIP No.	04878QAS2	C$100,000,000.00
ISIN No.	CA 04878QAS27

ATLANTIC POWER CORPORATION
(A corporation continued under and governed by the laws of the Province of British Columbia)

6.00% SERIES D EXTENDIBLE CONVERTIBLE UNSECURED
SUBORDINATED DEBENTURE DUE 2019
(“Series D Debenture”)

ATLANTIC POWER CORPORATION (the “Company”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Original Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Canadian Trustee”), as supplemented by the fourth supplemental indenture (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of November 29, 2012 between the Company, the Canadian Trustee and Computershare Trust Company, N.A. (the “U.S. Trustee”), as further supplemented by the fifth supplemental indenture (the “Supplemental Indenture”) dated as of December 11, 2012  between the Company, the Canadian Trustee and the U.S. Trustee, promises to pay to the registered holder hereof on the Initial Maturity Date (as defined herein), or if such maturity date is automatically extended in accordance with the terms set out herein and in the Indenture to the Final Maturity Date (as defined herein), on the Final Maturity Date, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture and the Supplemental Indenture (any such date, the “Maturity Date”) the principal sum of one hundred million dollars in lawful money of Canada (C$100,000,000) on presentation and surrender of this Series D Debenture at the principal offices of the Canadian Trustee in Toronto, Ontario in accordance with the terms of the Indenture and the Supplemental Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 6.00% per annum, in like money, in arrears semi-annually (less any withholding tax required or permitted by law to be deducted) on the last day of June and December in each year commencing on June 30, 2013 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Final Maturity Date or the earlier date of redemption) to fall due on the Final Maturity Date and, should the Company at any time make default in the payment of any principal, premium or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.  For certainty, the first interest payment will include interest accrued from December 11, 2012 to, but excluding, June 30, 2013, which will be equal to C$33.3333 for each C$1,000 principal amount of the Series D Debentures.

The Series D Debentures shall mature on March 31, 2013 (the “Initial Maturity Date”), provided, however, if the Acquisition Closing occurs on or prior to the Termination Date, the Maturity Date of the Series D Debentures shall be automatically extended from the Initial Maturity Date to December 31, 2019 (the “Final Maturity Date”) without any further act or formality on the part of the Company or the Debenture Trustee.  If the Acquisition Closing does not occur on or prior to the Termination Date, the Series D Debentures shall mature on the Initial Maturity Date.  If the Series D Debentures mature on the Initial Maturity Date, holders of such Series D Debentures shall receive, and the Company shall pay to such holders, on the third Business Day following the Initial Maturity Date, an amount equal in cash to the principal amount of the Series D Debentures plus accrued and unpaid interest thereon.  The Company shall provide prompt written notice to the Debenture Trustee of the Acquisition Closing or of the Termination Date.

Reference is hereby expressly made to the Indenture and the Supplemental Indenture for a description of the terms and conditions upon which the Series D Debentures are or are to be issued and held and the rights and remedies of the holders of the Series D Debentures and of the Company and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture and the Supplemental Indenture were herein set forth, and to all of which provisions the holder of this Series D Debenture by acceptance hereof assents.  To the extent that the terms and conditions stated in this Series D Debenture conflict with the terms and conditions of the Indenture and the Supplemental Indenture, the Indenture and the Supplemental Indenture shall prevail.  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture unless otherwise indicated.

Interest hereon shall be payable by electronic transfer of funds to the registered holder hereof or such other means provided in the Indenture and the Supplemental Indenture and, subject to the provisions of the Indenture and the Supplemental Indenture, the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Series D Debenture.

This Series D Debenture is one of the Debentures of the Company issued or issuable in one or more series under the provisions of the Indenture.  The Series D Debentures authorized for issue are limited to an aggregate principal amount of one hundred million dollars in lawful money of Canada (C$100,000,000). The Series D Debentures are issuable only in denominations of C$1,000 and integral multiples thereof.  Upon compliance with the provisions of the Indenture and the Supplemental Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

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Any part, being C$1,000 or an integral multiple thereof, of the principal of this Series D Debenture, provided that the principal amount of this Series D Debenture is in a denomination in excess of C$1,000, is convertible, at the option of the holder hereof, upon surrender of this Series D Debenture at the principal offices of the Debenture Trustee in the City of Toronto, Ontario or in the City of Golden, Colorado at any time prior to the close of business on the Maturity Date or, if this Series D Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Series D Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends, distributions or interest payments on the Common Shares issuable upon conversion) at a conversion price of C$14.50 per Common Share (the “Conversion Price”), being a conversion ratio of approximately 68.9655 for each C$1,000 principal amount of Debentures so converted, all subject to the terms and conditions and in the manner set forth in the Indenture and the Supplemental Indenture. The Indenture and the Supplemental Indenture make provision for the adjustment of the Conversion Price in the events therein specified, including the delivery of additional Common Shares (or cash or other property or securities in substitution therefor) for a limited time following a change of control.  No fractional Common Shares will be issued on any conversion but in lieu thereof, the Company will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture.  No adjustment to the Conversion Price will be made for dividends or distributions payable on Common Shares issuable upon conversion or for interest accrued or accruing on Series D Debentures surrendered for conversion.  Holders converting their Series D Debentures will receive interest which has accrued and is unpaid in respect thereof from the most recent Interest Payment Date to which interest has been paid to, but not including, the Date of Conversion.

This Series D Debenture may be redeemed at the option of the Company on the terms and conditions set out in the Indenture and the Supplemental Indenture at the Redemption Price therein and herein set out provided that this Series D Debenture is not redeemable prior to December 31, 2015 (except in certain limited circumstances following a Change of Control). On or after December 31, 2015 and prior to December 31, 2017, this Series D Debenture is redeemable at the option of the Company provided that the Current Market Price is at least 125% of Conversion Price.  On or after December 31, 2017 and prior to the Final Maturity Date, the Series D Debentures may be redeemed at any time by the Company.  In such circumstances, the Series D Debentures will be redeemable at a price equal to their principal amount plus accrued and unpaid interest.  In connection with the redemption of the Series D Debentures, the Company may, at its option and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Series D Debentures due upon redemption of the Series D Debentures by issuing and delivering to the holders of such Series D Debentures, such number of Freely Tradeable Common Shares as is obtained by dividing the principal amount of the Series D Debentures which are to be redeemed by 95% of the Current Market Price on the Redemption Date. If the Company elects to exercise such option, it shall so specify and provide details in the Redemption Notice.

Upon the occurrence of a Change of Control, each holder of Series D Debentures may subject to the terms and provisions of Section 2.1(j) of the Supplemental Indenture and Article 5 of the Indenture require the Company to purchase the whole or any part of such holder’s Series D Debentures at a price equal to 100% of the principal amount of such Series D Debentures plus accrued and unpaid interest up to, but excluding, the date the Series D Debentures are so repurchased (the “Put Right”).  The Company shall satisfy such purchase price by payment in cash.  If 90% or more of the principal amount of all Series D Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase

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pursuant to the Put Right, the Company has the right to redeem all the remaining outstanding Series D Debentures on the same date and at the same price.

If an Offer for outstanding Debentures of a series (other than Debentures held by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) is made and 90% or more of the outstanding principal amount of the Debentures is taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Debentures.

The Company may, on notice as provided in the Indenture and the Supplemental Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Series D Debenture due on the Maturity Date by the issue of that number of Freely Tradeable Common Shares obtained by dividing the principal amount of the outstanding Series D Debentures which have matured by 95% of the Current Market Price on the Maturity Date.

The indebtedness evidenced by this Series D Debenture, and by all other Series D Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture and the Supplemental Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Supplemental Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture and the Supplemental Indenture.

Any payment of money to any holder of Debentures will be reduced by the amount of applicable withholding taxes, if any.  The Indenture and the Supplemental Indenture contain provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Series D Debenture or the Indenture or the Supplemental Indenture.

This Series D Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture and the Supplemental Indenture, in one of the registers to be kept at the principal offices of the Debenture Trustee in Toronto, Ontario or in Golden, Colorado and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Debenture Trustee may designate.  No transfer of this Series D Debenture shall be valid unless made on the register by the registered holder hereof and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Series D Debenture for cancellation.  Thereupon a new Series D Debenture or Series D Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Series D Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture and the Supplemental Indenture.

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The Indenture, Supplemental Indenture and this Series D Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts; provided that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York.  The Indenture, Supplemental Indenture and this Series D Debenture shall also incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act, which, for greater certainty, shall include the provisions of section 315 of the Trust Indenture Act (except for the optional provision of section 315b of the Trust Indenture Act allowing a trustee to withhold notice of a default).  If any provision of the Indenture, the Supplemental Indenture or this Series D Debenture limits, qualifies or conflicts with another provision hereof that is required to be included in the Indenture, the Supplemental Indenture or this Series D Debenture by any of the provisions of the Trust Indenture Act, such required provision of the Trust Indenture Act shall prevail but only to the extent of such limitation, qualification or conflict.  For greater certainty, notwithstanding the foregoing, the exercise, performance or discharge by the Canadian Trustee of any of its rights, power, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.

Capitalized words or expressions used in this Series D Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture and the Supplemental Indenture.  In the event that the terms and conditions stated in this Series D Debenture conflict, or are inconsistent, with the terms and conditions of the Indenture and the Supplemental Indenture, the Indenture and Supplemental Indenture, as applicable, shall prevail and take priority.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF ATLANTIC POWER CORPORATION has caused this Series D Debenture to be signed by its authorized signatories as of the • day of •, 2012.

ATLANTIC POWER CORPORATION

Per:
Name:
Title:

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DEBENTURE TRUSTEE’S CERTIFICATE

This Series D Debenture is one of the 6.00% Series D Extendible Convertible Unsecured Subordinated Debentures due 2019 referred to in the Indenture and the Supplemental Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:

(Authorized Officer)

Date:

REGISTRATION PANEL

(No writing hereon except by the Debenture Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Bond Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto •, whose address, if applicable, is set forth below, this Series D Debenture (or C$• principal amount hereof*) of ATLANTIC POWER CORPORATION standing in the name(s) of the undersigned in the register maintained by or on behalf of ATLANTIC POWER CORPORATION with respect to such Series D Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Series D Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

(*) If less than the full principal amount of the within Series D Debenture is to be transferred, indicate in the space provided the principal amount (which must be C$1,000 or an integral multiple thereof, unless you hold a Series D Debenture in a non-integral multiple of C$1,000, in which case such Series D Debenture is transferable only in its entirety) to be transferred.

Signature of transferring registered holder

EXHIBIT “1”
TO CDS GLOBAL DEBENTURE
ATLANTIC POWER CORPORATION

6.00% SERIES D EXTENDIBLE CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE 2019

Initial Principal Amount:	C$100,000,000	CUSIP No. 04878QAS2
ISIN No. CA 04878QAS27

Signature of the Debenture Trustee:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

SCHEDULE “B”

TO THE FIFTH SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 BETWEEN

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

- and -

COMPUTERSHARE TRUST COMPANY, N.A.

Form of Redemption Notice

SCHEDULE “B”

FORM OF REDEMPTION NOTICE

To:                             Holders of 6.00% Series D Extendible Convertible Unsecured Subordinated Debentures due 2019 (the “Debentures”) of Atlantic Power Corporation (the “Company”) (CUSIP No. 04878QAS2 / ISIN No. CA 04878QAS27)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Original Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Canadian Trustee”), as supplemented by the fourth supplemental indenture (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of November 29, 2012 between the Company, the Canadian Trustee and Computershare Trust Company, N.A. (the “U.S. Trustee”), as further supplemented by the fifth supplemental indenture (the “Supplemental Indenture”) dated as of December 11, 2012  between the Company, the Canadian Trustee and the U.S. Trustee, that the aggregate principal amount of C$• of the C$• of Debentures outstanding will be redeemed as of •, 20• (the “Redemption Date”), upon payment of a redemption amount of C$• for each C$1,000 principal amount of Debentures, being equal to the aggregate of (i) C$• (the “Redemption Price”), and (ii) accrued and unpaid interest on such redeemed Debentures to but excluding the Redemption Date, in each case less any withholding taxes required to be deducted (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada
100 University Ave., 9th Floor
Toronto, Ontario, M5J 2Y1
Attention:  Trust Officer, Corporate Trust

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Price pursuant to the Indenture and the Supplemental Indenture.

DATED:

ATLANTIC POWER CORPORATION

Per:
Name:
Title:

SCHEDULE “C”

 TO THE FIFTH SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 BETWEEN

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

- and -

COMPUTERSHARE TRUST COMPANY, N.A.

Form of Maturity Notice

SCHEDULE “C”

FORM OF MATURITY NOTICE

TO:                                                                               Holders of 6.00% Series D Extendible Convertible Unsecured Subordinated Debentures due 2019 (the “Debentures”) of Atlantic Power Corporation (the “Company”) (CUSIP No. 04878QAS2 / ISIN No. CA 04878QAS27)

AND TO:                                             Computershare Trust Company of Canada, as Canadian Trustee

AND TO:                                             Computershare Trust Company, N.A., as U.S. Trustee

NOTE:                                                              All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to the trust indenture (the “Original Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Canadian Trustee”), as supplemented by the fourth supplemental indenture (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of November 29, 2012 between the Company, the Canadian Trustee and Computershare Trust Company, N.A. (the “U.S. Trustee”), as further supplemented by the fifth supplemental indenture (the “Supplemental Indenture”) dated as of December 11, 2012 between the Company, the Canadian Trustee and the U.S. Trustee, that the Debentures are due and payable as of December 31, 2019 (the “Maturity Date”) and the Company hereby advises the holders of Debentures that it will deliver to holders of Debentures a cash payment upon presentation and surrender of the Debentures representing any principal amount and all accrued and unpaid interest to the Maturity Date, to which the holder is entitled.

DATED:

ATLANTIC POWER CORPORATION

Per:
Name:
Title:

SCHEDULE “D”

 TO THE FIFTH SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 BETWEEN

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

- and -

COMPUTERSHARE TRUST COMPANY, N.A.

Form of Notice of Conversion

SCHEDULE “D”

FORM OF NOTICE OF CONVERSION

TO:                           ATLANTIC POWER CORPORATION

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 6.00% Series D Extendible Convertible Unsecured Subordinated Debentures due 2019 (the “Debentures”) in the principal amount of C$• irrevocably elects to convert such Debentures (or C$• principal amount thereof*) in accordance with the terms of the trust indenture (the “Original Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Canadian Trustee”), as supplemented by the fourth supplemental indenture (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of November 29, 2012 between the Company, the Canadian Trustee and Computershare Trust Company, N.A. (the “U.S. Trustee”), as further supplemented by the fifth supplemental indenture (the “Supplemental Indenture”) dated as of December 11, 2012  between the Company, the Canadian Trustee and the U.S. Trustee, and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of the Company (or cash or other property or securities in substitution therefor, if applicable) issuable upon a conversion (net of applicable withholding taxes, if any) be issued and delivered to the person indicated below.  (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated:
(Signature of Registered Holder)

(*) If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be C$1,000 or integral multiples thereof).

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

SCHEDULE “E”

 TO THE FIFTH SUPPLEMENTAL INDENTURE
TO THE TRUST INDENTURE DATED DECEMBER 17, 2009 BETWEEN

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

- and -

COMPUTERSHARE TRUST COMPANY, N.A.

Form of Notice of Put Exercise

SCHEDULE “E”

FORM OF NOTICE OF PUT EXERCISE

(Change of Control)

PUT EXERCISE

TO:                           ATLANTIC POWER CORPORATION (the “Company”)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture and the Supplemental Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 6.00% Series D Extendible Convertible Unsecured Subordinated Debentures due 2019 (the “Debentures”)  in the principal amount of C$• irrevocably elects to put such Debentures (or C$• principal amount thereof*) to the Company to be purchased by the Company on • (the “Put Date”) in accordance with the terms of the trust indenture (the “Original Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Canadian Trustee”), as supplemented by the fourth supplemental indenture (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of November 29, 2012 between the Company, the Canadian Trustee and Computershare Trust Company, N.A. (the “U.S. Trustee”), as further supplemented by the fifth supplemental indenture (the “Supplemental Indenture”) dated as of December 11, 2012  between the Company, the Canadian Trustee and the U.S. Trustee, at a price of C$• for each C$1,000 principal amount of Debentures plus all accrued and unpaid interest thereon (net of applicable withholding tax, if any) to, but excluding, the Put Date (collectively, the “Total Put Price”) and tenders herewith the Debentures.

Date:
(Signature of Registered Holder)

*                                         If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be C$1,000 or integral multiples thereof).

The total Put Price (after deduction of applicable taxes) will be payable upon presentation and surrender of the Debentures with this form on or after the Put Date at the following corporate trust office:

Computershare Trust Company of Canada
100 University Ave., 9th Floor
Toronto, Ontario M5J 2Y1

The interest upon the principal amount of Debentures put to the Company shall cease to be payable from and after the Put Date unless payment of the Total Put Price shall not be made on presentation for surrender of such Debentures at the above mentioned corporate trust office on or after the Put Date or prior to the setting aside of the Total Put Price pursuant to the Indenture and the Supplemental Indenture.

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